Exhibit p

CODE OF ETHICS

For Access Persons of

ICAP FUNDS, INC.

and

INSTITUTIONAL CAPITAL CORPORATION

Restated Effective as of September 30, 1998, amended April 1, 2004 and February 1, 2005

I.

DEFINITIONS

A.

“Act” means the Investment Company Act of 1940, as amended.

B.

“Advisers Act” means the Investment Advisers Act of 1940, as amended.

C.

“Fund” means ICAP Funds, Inc.

D.

“ICAP” means Institutional Capital Corporation.

E.

“Access person” means ICAP, any director, officer or advisory person of ICAP or any director, officer or advisory person of the Fund.

F.

“ICAP Stock Universe” refers to those securities on the MultiFactor Score Listing.  The MultiFactor Score Listing is a list of securities derived from a proprietary securities screening process used to identify securities for further evaluation as potential candidates for purchase in the Fund or in client portfolios.

G.

“Advisory person” means:  (i) any employee of the Fund or of ICAP; and (ii) any natural person in a control relationship to the Fund or ICAP who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security which is part of the ICAP Stock Universe.

H.

“Beneficial ownership” shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an access person has or acquires.  As a general matter, “beneficial ownership” will be attributed to an access person in all instances where the person (i) possesses the ability to purchase or sell the security (or the ability to direct the disposition of the security); (ii) possesses the voting power (including the power to vote or to direct the voting) over such security; or (iii) receives any benefits substantially equivalent to those of ownership.

Although the following is not an exhaustive list, a person generally would be regarded to be the beneficial owner of the following:

(i)

securities held in the person’s own name;

(ii)

securities held with another in joint tenancy, as tenants in common, or in other joint ownership arrangements;

(iii)

securities held by a bank or broker as a nominee or custodian on such persons’ behalf or pledged as collateral for a loan;

(iv)

securities held by members of the person’s immediate family sharing the same household (“immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships);

(v)

securities held by a relative not residing in the person’s home if the person is a custodian, guardian, or otherwise has controlling influence over the purchase, sale, or voting of such securities;

(vi)

securities held by a trust for which the person serves as a trustee and in which the person has a pecuniary interest (including pecuniary interests by virtue of performance fees and by virtue of holdings by the person’s immediate family);

(vii)

securities held by a trust in which the person is a beneficiary and has or shares the power to make purchase or sale decisions;

(viii)

securities held by a general partnership or limited partnership in which the person is a general partner; and

(ix)

securities owned by a corporation which is directly or indirectly controlled by, or under common control with, such person.

Any uncertainty as to whether an access person beneficially owns a security should be brought to the attention of ICAP’s Compliance Officer.  Such questions will be resolved in accordance with, and this definition is subject to, the definition of “beneficial owner” found in Rules 16a-1(a)(2) and (5) promulgated under the Securities Exchange Act of 1934.

I.

“Control” shall be interpreted as it would be in Section 2(a)(9) of the Act.  As a general matter, “control” means the power to exercise a controlling influence.  The “power to exercise a controlling influence” is intended to include situations where there is less than absolute and complete domination and includes not only the active exercise of power, but also the latent existence of power.  Anyone who beneficially owns, either directly or through one or more controlled entities, more than 25% of the voting securities of an entity shall be presumed to control such entity.

J.

“Disinterested director” means (i) a director of the Fund who is not an “interested person” of the Fund within the meaning of Section 2(a)(19) of the Act and (ii) a director of ICAP who is not an employee of ICAP.

K.

“Limited offering” means an offering of securities that is exempt from registration under Section 4(2) or 4(6) of the Securities Act of 1933, as amended, or pursuant to Rule 504, 505 or 506 under such Act.

L.

“Purchase or sale of a security” includes, among other things, the writing of an option to purchase or sell a security.

M.

“Security” shall have the meaning set forth in Section 2(a)(36) of the Act and shall include:  common stocks, preferred stocks, debt securities; options on and warrants to purchase common stocks, preferred stocks or debt securities; shares of open-end investment companies advised or sub-advised by ICAP, and closed-end investment companies, futures, commodities and Related Securities.  “Related Securities” are instruments and securities that are related to, but not the same as, a security.  For example, a Related Security may be convertible into a security, or give its holder the right to purchase the security.  The term “Security” also includes private investments, including oil and gas ventures, real estate syndicates and other investments which are not publicly traded.  The term “Security” does not include shares of open-end investment companies not advised or sub-advised by ICAP, direct obligations of the Government of the United States, high quality short-term debt instruments, bankers' acceptances, bank certificates of deposit, commercial paper, and such other money market instruments.

II.

STANDARDS OF CONDUCT

Failure to observe the policies and procedures outlined in the Code could result in the imposition of sanctions (including dismissal) and could constitute a criminal act in violation of, among other, federal and/or state securities laws.

A.

Confidentiality

ICAP seeks to foster a reputation for integrity and professionalism.  That reputation is a vital business asset.  The confidence and trust placed in ICAP by our clients is something we value and must endeavor to protect.  Any breach of that confidence or trust could have a disastrous, long-term effect on ICAP’s client relationships.

In the course of their employment with ICAP, employees will have access to confidential information concerning ICAP, its clients and various other matters.  The proper treatment of such information is a key aspect of preserving ICAP’s integrity.  Accordingly, employees shall not disclose, directly or indirectly, confidential information to anyone other than employees and agents of ICAP who need such information to discharge their duties.

As far as investments and investment opportunities are concerned, employees should remember that their first obligation is to the client.  To meet this obligation, ICAP must ensure that all advice rendered by employees is free from any conflict of interest.  Therefore, no employee shall engage in any activity which may in any way jeopardize his or her ability to render impartial and disinterested investment counseling.  This includes scrupulously avoiding any affiliation which may influence or even appear to influence the employee’s ability to treat each client in an unbiased manner.

B.

Insider Trading

ICAP’s business depends, in part, on investor confidence in the fairness and integrity of the securities markets.  The problem of insider trading poses a serious threat to that confidence.  While there is no precise statutory definition of insider trading, the term is generally understood to mean participating in a decision to buy, sell or tender securities while in possession of material nonpublic information.  Material nonpublic information is any information (i) that is not generally available and (ii) which would be important to an investor in making a decision to buy, sell, or tender a Security.

The prohibition against trading on material nonpublic information extends to any situation where an employee participates in a decision to buy, sell or tender Securities based on material nonpublic information that they acquire from an issuer or its representatives prior to the information being made available to the public.  An employee participates in a decision to buy, sell or tender Securities if he or she influences or controls the decision.  Thus, this policy would apply to transactions in which an employee exercises investment discretion or influence even though he or she does not own the securities (such as accounts for which the employee serves as an advisor or fiduciary).  Specifically, the policy against insider trading would prohibit ICAP employees from “tipping” clients, friends, family or third parties based on their knowledge of material nonpublic information.  As used herein, “Trading” includes any Securities transactions in which an employee participated, exerted influence, “tipped” or was tipped by others.  Employees are absolutely prohibited from engaging in any activities that would fall within the above description of insider trading.

In the event an employee receives material nonpublic information regarding an issuer, the employee must immediately notify the Compliance Officer who will place the issuer’s Securities on a Restricted List.  Employees are prohibited from trading in the Securities of issuers placed on the Restricted List.

C.

General Fiduciary Principles

In addition to the specific principles enunciated in this Code, all access persons shall be governed by the following general fiduciary principles:

(i)

The duty at all times to place the interests of Fund shareholders and clients of ICAP above all others.  Access persons must scrupulously avoid serving their own personal interests ahead of the interests of ICAP’s clients.

(ii)

The requirement that all personal securities transactions be conducted consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and

(iii)

The fundamental standard that no access person should take inappropriate advantage of their position with the Fund or ICAP.

(iv)

Information as to what securities ICAP has recommended or will recommend is to be held in strictest confidence.

III.

PROHIBITED ACTIVITIES - DISINTERESTED DIRECTORS

No disinterested director shall purchase or sell a Security if such disinterested director knew or, in the ordinary course fulfilling his or her official duties as a director, should have known that, during the 15-day period immediately before or after the date of the transaction by the disinterested director, such Security was:  (i) purchased or sold by the Fund or ICAP on behalf of its clients; or (ii) being considered by the Fund or ICAP on behalf of its clients for purchase or sale.

IV.

PROHIBITED ACTIVITIES - ALL OTHERS

A.

No access person shall purchase or sell, directly or indirectly, any Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership if such Security is owned by the Fund, any client of ICAP, or is part of the ICAP Stock Universe.  ICAP employees are responsible for ascertaining the Securities contained from time to time in the ICAP Stock Universe list which, if the employee does not have a copy, is always available from the director of research.  If, as of April 1, 2004, an access person owned a Security that is part of the ICAP Stock Universe, such person is permitted to continue to own the security, but with respect to the subsequent sale of such Security by the access person, the remaining provisions of this Code of Ethics shall apply.

B.

An access person may sell a previously held position in a Security which is part of the ICAP Stock Universe until ICAP purchases such Security for a client or the Fund.  At the time ICAP purchases such Securities and so long as ICAP holds  such Security for a client or the Fund, the access person must refrain from selling such Security until all positions in such Security are liquidated, except with the prior written approval of the Compliance Officer.

C.

No access person shall acquire any Securities in an initial public offering.

D.

No access person shall engage in (i) any short sale transaction, or (ii) any transaction in an option, future or an option on a future if the underlying security is part of the ICAP Stock Universe, except with the prior written approval of the Compliance Officer.

E.

No access person shall acquire Securities in a limited offering without prior approval from ICAP's Compliance Officer.  In determining whether approval should be granted, the Compliance Officer should consider:

(i)

whether the investment opportunity should be reserved for the Fund or clients of ICAP; and

(ii)

whether the opportunity is being offered to an individual by virtue of his or her position with the Fund, ICAP or ICAP's advisory relationship with any client.

ICAP’s Compliance Officer must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by an access person of a limited offering for at least five years after the end of the fiscal year in which the approval is granted.  In the event approval is granted, the access person must disclose the investment when he or she plays a material role in a client's or the Fund's, subsequent consideration of an investment in the issuer.  In such circumstances, the decision to purchase securities of the issuer will be subject to an independent review by investment personnel with no personal interest in the issuer.

F.

No access person shall receive any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Fund or any client of ICAP.  On occasion, an access person may be offered, or may receive without notice, gifts from clients, brokers, vendors, or other persons not affiliated with such entities, including companies that ICAP on behalf of its clients may be invested in or may be considering making an investment in. Acceptance of extraordinary or extravagant gifts is not permissible.

G.

No access person shall serve on the board of directors of a publicly traded company without prior authorization from ICAP's Board of Directors and the Fund's Board of Directors based upon a determination that the board service would be consistent with the interests of the Fund and clients of ICAP.  In the event the board service is authorized, access persons serving as directors must be isolated from those making investment decisions regarding that company through a “Chinese wall.”

V.

EXEMPTED TRANSACTIONS

Sections III, IV, VI, and VII shall not apply to:

A.

Purchases or sales effected in any account over which an access person has no direct or indirect influence or control (e.g., a blind trust);

B.

Purchases or sales which are non-volitional on the part of either the access person, the Fund or ICAP’s client accounts;

C.

Purchases which are part of an automatic dividend reinvestment plan;

D.

Purchases or sales of securities effected in ESOP accounts or similar company-sponsored retirement accounts.

E.

Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

F.

Purchases or sales which receive the prior approval of ICAP’s Compliance Officer because (i) they are only remotely potentially harmful to the Fund and ICAP’s clients; (ii) they would be very unlikely to affect a highly institutional market; or (iii) they clearly are not related economically to Securities to be purchased, sold or held by the Fund or ICAP’s clients.

VI.

REPORTING - DISINTERESTED DIRECTORS

A disinterested director shall report quarterly to UMB Fund Services, Inc. (“UMBFS”) or ICAP’s Compliance Officer even if such director has no Securities transactions to report for the reporting period.

Such report shall be in the form described in Section VII(C) and may contain the statement that the report shall not be construed as an admission that the director has any direct or indirect beneficial ownership in the Security to which the report relates.

A disinterested director need only report a transaction in a Security if such director, knew or, in the ordinary course of fulfilling his or her official duties as a disinterested director, should have known that, during the 15-day period immediately before or after the date of the transaction by the disinterested director, such Security was:  (i)  purchased or sold by the Fund or ICAP on behalf of its clients; or (ii) being considered by the Fund or ICAP on behalf of its clients for purchase or sale.

VII.

REPORTING - ALL OTHERS

A.

All Securities transactions in which an access person has a direct or indirect beneficial ownership interest will be monitored by UMBFS and ICAP’s Compliance Officer.

B.

ICAP’s Compliance Officer shall report his or her personal Securities transactions in accordance with this Section VII and shall also report such transactions directly to the President’s designee who shall additionally monitor such transactions.

C.

Quarterly Transaction Reports.  Each access person must submit to the Compliance Officer and UMBFS a quarterly transaction report in the form of Exhibit 1.  This report will include all Securities transactions in which the access person had, or as a result of the transaction acquired any direct or indirect beneficial ownership during the quarter.

D.

Brokerage Statements.  In addition to the above reporting requirements, every access person shall direct his or her brokers to supply to UMBFS and ICAP’s Compliance Officer, on a timely basis, duplicate copies of all personal securities transactions and copies of periodic statements for all Securities accounts in which such access person has a beneficial ownership interest.  Attached hereto as Exhibit 2 is a form letter that may be used to request such documents from the respective broker, dealer, or bank.  It is the responsibility of the access person to make sure that his or her broker does in fact send ICAP and UMBFS the duplicate confirmations and the duplicate statements. These forms, confirmations and statements will be maintained in strictest confidence in the respective files of ICAP and UMBFS.

E.

Initial Holdings Report.  In addition to the above reporting requirements, every access person shall disclose to ICAP’s Compliance Officer all personal securities holdings within ten (10) days of such person’s commencement of employment, such disclosures shall be made on the form attached hereto at Exhibit 3.  The information contained on the form must be as of a date no more than 45 days before the date the person commences employment.  Shortly after becoming an access person, such person must meet with the Compliance Officer to review the obligations imposed by this Code of Ethics.  Each such access person shall then sign an acknowledgment, attached hereto as Exhibit 4, to affirm that they have reviewed the Code of Ethics.

F.

Annual Holdings Report.  In addition to the above reporting requirements, every access person shall disclose to ICAP’s Compliance Officer all personal Securities holdings in an annual report which reflects such person’s Securities holdings as of June 30th.  Such disclosures must be made on the form attached hereto as Exhibit 5 and received by the Compliance Officer no later than July 31st of each year.

VIII.

COMPLIANCE WITH THE CODE OF ETHICS

A.

All access persons shall certify annually in the form attached hereto as Exhibit 6 that:

(i)

They have read and understand the Code of Ethics and recognize that they are subject thereto; and

(ii)

They have complied with the requirements of the Code of Ethics and disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code.

B.

UMBFS, in conjunction with ICAP's Compliance Officer and the Fund's legal counsel, shall include a report in the Fund’s Board of Directors quarterly materials and ICAP shall include a report in its Board of Directors quarterly materials which shall:

(i)

Identify any violations during the previous quarter or state that no violations occurred during the previous quarter; and

(ii)

Identify any recommended changes in existing restrictions or procedures based upon the Fund's experience under its Code of Ethics, evolving industry practices, or developments in laws or regulations.

C.

The quarterly reports shall be summarized in an annual report to the Fund’s Board of Directors and shall include a certification from the Fund and ICAP stating that the respective entity has adopted procedures reasonably necessary to prevent its access persons from violating this Code of Ethics.

IX.

SANCTIONS

Upon discovering a violation or potential violation of this Code of Ethics, the Compliance Officer will conduct an inquiry into the circumstances and, if appropriate, will report such violation or potential violation to the Board of Directors of ICAP and the Fund.  Technical compliance with the Code’s procedures will not automatically insulate from scrutiny any trades that indicate an abuse of fiduciary duties.  Each Board of Directors may impose such sanctions as it deems appropriate, including, among other sanctions, a letter of censure or suspension, or termination of the employment of the violator.  Each Board of Directors will be promptly informed of any serious violations of this Code of Ethics.

Exhibit 1

Securities Transaction Report

For the Calendar Quarter Ended _______________________

Transaction Reporting:  During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics of the ICAP Funds and Institutional Capital Corporation.

Security (Include full name of issuer)	Date of Transaction	Number of Shares or Principal Amount	Dollar Amount of Transaction	Buy/ Sell	Price	Broker/Dealer or Bank Effected Through:

or

The trade confirmations and/or brokerage account statements attached hereto represent all transactions which must be reported pursuant to the Code of Ethics.                               1

or

No reportable transactions.

1

New Accounts:  During the quarter referred to above, I established the following accounts in which securities were held during the quarter for my direct or indirect benefit:

Name of Broker/Dealer or Bank with the Account	Date Account was Established

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

This report is to be signed, dated and returned by  _______________ 30, ______ to ICAP’s Compliance Officer.

Signature:_____________________________________   Print Name:__________________________________

Date:_________________________________________

Exhibit 2

Form of Letter to Broker, Dealer or Bank

<Date>

<Broker Name and Address>

Subject:

Account #

Dear                                                     :

Institutional Capital Corporation (“ICAP”), my employer, is a registered investment adviser.  You are requested to send duplicate confirmations of individual transactions as well as duplicate periodic statements for the above-referenced account to ICAP and UMB Fund Services, Inc.  Please address the confirmations and statements directly to:

General Counsel

Compliance Officer

UMB Fund Services, Inc.

Institutional Capital Corporation

803 West Michigan Street

225 W. Wacker Drive, Suite 2400

Milwaukee, WI  53233

Chicago, IL  60606

Your cooperation is most appreciated.  If you have any questions regarding these requests, please contact me or Ms. Pamela H. Conroy of ICAP at (312) 424-9100.

Sincerely,

<Name of Access Person>

cc:

Ms. Pamela H. Conroy

Exhibit 3

PERSONAL SECURITIES HOLDINGS – INITIAL

In accordance with Section VII. E. of the Code of Ethics, please provide a list of all securities in which you have beneficial ownership (consult pages 1 and 2 of the Code for guidance as to the definition of beneficial ownership) as of ______________________________ by completing items 1. and 2. below.

1.  Please provide a list of each applicable account as indicated below:

Name on Account

Location of Account

Account Number

__________________________

____________________

_______________________

__________________________

____________________

_______________________

__________________________

____________________

_______________________

__________________________

____________________

_______________________

__________________________

____________________

_______________________

__________________________

____________________

_______________________

__________________________

____________________

_______________________

__________________________

____________________

_______________________

__________________________

____________________

_______________________

2.  For each account listed above, attach the account statement listing all securities held in that account as of __________________________________.

I certify that this form and the attached statements include all of the securities in which I have a direct or indirect beneficial interest.

Access Person Signature

Dated:
Print Name

Exhibit 4

ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS

I acknowledge that I have received and understand the Code of Ethics dated September 30, 1998 and amended April 1, 2004, and February 1, 2005 and represent:

1.  In accordance with the Code of Ethics, I will report all securities transactions in which I have a beneficial interest and which are required to be reported.

2.  I will comply with the Code of Ethics in all other respects.

_________________________________

Signature

__________________________________

Print Name

Dated:____________________

Exhibit 5

PERSONAL SECURITIES HOLDINGS – ANNUAL

In accordance with Section VII. F. of the Code of Ethics, please provide a list of all securities in which you have beneficial ownership (consult pages 1 and 2 of the Code for guidance as to the definition of beneficial ownership) as of June 30, _______ by completing items 1. and 2. below.

1.  Please provide a list of each applicable account as indicated below:

Name on Account

Location of Account

Account Number

__________________________

____________________

_______________________

__________________________

____________________

_______________________

__________________________

____________________

_______________________

__________________________

____________________

_______________________

__________________________

____________________

_______________________

__________________________

____________________

_______________________

__________________________

____________________

_______________________

__________________________

____________________

_______________________

__________________________

____________________

_______________________

__________________________

____________________

_______________________

2.  For each account listed above, attach the account statement listing all securities held in that account as of June 30, ___________.

I certify that this form and the attached statements include all of the securities in which I have a direct or indirect beneficial interest.

Access Person Signature

Dated:
Print Name

Exhibit 6

ANNUAL CERTIFICATION OF COMPLIANCE WITH

THE CODE OF ETHICS

I certify that during the past 12 months:

1.  I have reported all securities transactions which I am required to report pursuant to the Code of Ethics.

2.  I have complied with the Code of Ethics in all other respects.

3.  I have read and understand the Code of Ethics and recognize that I am subject thereto.

_________________________________

Signature

__________________________________

Print Name

Dated:____________________